Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(1)	457(r)	(2)	(2)	(2)	(5)	(5)
	Equity	Preferred Stock, par value $0.01 per share(1)	457(r)	(2)	(2)	(2)	(5)	(5)
	Equity	Depositary Shares (1)(3)	457(r)	(2)	(2)	(2)	(5)	(5)
	Debt	Debt Securities(1)	457(r)	(2)	(2)	(2)	(5)	(5)
	Other	Warrants(1)(4)	457(r)	(2)	(2)	(2)	(5)	(5)
	Other	Rights(1)	457(r)	(2)	(2)	(2)	(5)	(5)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$41,394 (5)

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	424(b)(3)	333-230546	03/01/2021		$39,395(5)	Equity	Common Stock, par value $0.01 per share	N/A	$379,421,475
Fee Offset Claims	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	424(b)(3)	333-230546	5/13/2020		$1,999(5)	Equity	Common Stock, par value $0.01 per share	N/A	$116,763,971
Fee Offset Sources	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	424(b)(3)	333-230546		03/01/2021						54,550(5)
Fee Offset Sources	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	424(b)(3)	333-230546		5/13/2020						45,430(5)
(1)

The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement also covers delayed delivery contracts which may be issued by the registrant under which the counterparty may be required to purchase common stock, preferred stock, depositary shares, debt securities, warrants or rights. Such contracts may be issued together with the specific securities to which they relate.

(2)

This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock, depositary shares representing preferred stock or debt securities.
(5)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) has previously registered shares of common stock having an aggregate offering price up to $350,000,000, offered by means of a 424(b)(3) prospectus supplement, dated May 13, 2020 and filed on May 13, 2020 (the “First Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-230546), filed with the Securities and Exchange Commission on March 27, 2019 (the “Prior Registration Statement”). In connection with the filing of the First Prospectus Supplement, the total registration fee was $45,430 which was satisfied by offsetting $12,836 with fees previously paid by the company in connection with a prior offering and a contemporaneous fee payment of the balance of $32,594 (the “Original Fee Payment”). An aggregate offering price of $233,236,029 in common stock was sold under the First Prospectus Supplement and then the offering was terminated.

The Company then previously registered common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(3) prospectus supplement, dated February 26, 2021 and filed on March 1, 2021 (the “Second Prospectus Supplement”), pursuant to the Prior Registration Statement. In connection with the filing of the Second Prospectus Supplement, the total registration fee was $54,550 which was satisfied by offsetting $15,155 with the remaining fees from the Original Fee Payment and a contemporaneous fee payment of the balance of $39,395 (the “Second Fee Payment”). An aggregate offering price of $120,578,525 in common stock was sold under the Second Prospectus Supplement and then the offering was terminated.

Pursuant to Rule 457(p) under the Securities Act, registration fees of $41,394 that have already been paid and remain unused with respect to securities that were previously registered pursuant to the First Prospectus Supplement and the Second Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The registrant has terminated the offering that included the unsold securities under the First Prospectus Supplement and the Second Prospectus Supplement.